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Exhibit 23.1

Independent Auditors' Consent

The Board of Directors and Stockholders
Liberty Media Corporation:

        We consent to the incorporation by reference in the registration statement on Form S-8, relating to the Liberty Media Corporation 2002 Nonemployee Director Incentive Plan of our report, dated March 17, 2003, with respect to the consolidated balance sheets of Liberty Media Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Liberty Media Corporation.

        As discussed in notes 3 and 7 to the consolidated financial statements, the Company changed its method of accounting for intangible assets in 2002 and for derivative financial instruments in 2001.

                        KPMG LLP

Denver, Colorado
March 28, 2003

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  Exhibit 23.1
Independent Auditors' Consent